CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF VOTING POWERS,
                            DESIGNATIONS, PREFERENCES
                         AND RIGHT TO PREFERRED STOCK OF
                            JAGUAR INVESTMENTS, INC.

                              (Pursuant to NRS 78)

          1. The name of the corporation (hereinafter called the "corporation") is JAGUAR INVESTMENTS, INC.

          2. The Certificate of Voting Powers, Designations, Preference and Right to Preferred Stock, which was filed by the Secretary of State of Nevada on March 11, 2003, is hereby corrected.

3.     The  inaccuracy  to  be  corrected  in  said  instrument  is  as follows:

SERIES  Y  CONVERTIBLE  PREFERRED  STOCK
----------------------------------------

5.     Voting  Rights.  In addition to any voting rights provided under the laws
       --------------
of the State of Nevada, the Series Y Preferred Stock shall vote together with the Common Stock on all actions to be voted on by the stockholders of the Corporation. Each share of Series Y Preferred Stock shall entitle the record holder thereof to 203 votes on each such action. The record holders of Series Y Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation and applicable law.

6.     Holder  Conversion  Rights.  The  holders of the Series Y Preferred Stock
       --------------------------
shall have the following rights with respect to the conversion of the Series Y Preferred Stock into shares of Common Stock:

          A. General. Each share of Series Y Preferred Stock is convertible into
             -------
     1 share of Common Stock, subject to adjustment as provided hereinafter (the "Conversion Ratio").

4.     The  portion  of  the  instrument  in  corrected  form  is  as  follows:

SERIES  Y  CONVERTIBLE  PREFERRED  STOCK
----------------------------------------

5.     Voting  Rights.  In addition to any voting rights provided under the laws
       --------------
of the State of Nevada, the Series Y Preferred Stock shall vote together with the Common Stock on all actions to be voted on by the stockholders of the Corporation. Each share of Series Y Preferred Stock shall entitle the record holder thereof to 200 votes on each such action. The record holders of Series Y Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation and applicable law.

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6.     Holder  Conversion  Rights.  The  holders of the Series Y Preferred Stock
       --------------------------
shall have the following rights with respect to the conversion of the Series Y Preferred Stock into shares of Common Stock:

          A. General. Each share of Series Y Preferred Stock is convertible into
             -------
     2.66065 shares of Common Stock, subject to adjustment as provided hereinafter (the "Conversion Ratio").

     IN WITNESS WHEREOF, said Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Correction to be signed by its
president  and  its  Secretary  this       day  of            ,  2003.
                                    -------        -----------

                                     JAGUAR  INVESTMENTS,  INC.


                                     By: /s/ Doug Gass
                                        ---------------------------------------
                                        Doug  Gass,  President  and  Secretary

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